UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rigel Pharmaceuticals, Inc. (the “Company”) was held on May 10, 2016. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2016 and the Company’s supplement to proxy statement filed with the SEC on May 3, 2016.

•                  Each of the three nominees for director, to serve until the Company’s 2019 Annual Meeting of Stockholders or until his respective successor has been elected and qualified, was elected as follows:

Nominee	Shares Voted For	Shares Withheld
Peter S. Ringrose, Ph.D.	61,496,500	731,689
Bradford S. Goodwin	61,402,512	825,677
Keith A Katkin	61,407,599	820,590

There were 17,736,557 broker non-votes for this matter.

•                  The Company’s stockholders approved the Company’s 2011 Equity Incentive Plan, as amended.

The tabulation of votes on this matter was as follows: shares voted for: 56,675,097; shares voted against: 5,480,745; shares abstaining: 72,347; and broker non-votes: 17,736,557.

•                  The Company’s stockholders approved the Company’s 2000 Non-Employee Directors’ Stock Option Plan, as amended.

The tabulation of votes on this matter was as follows: shares voted for: 47,554,882; shares voted against: 14,609,427; shares abstaining: 63,880; and broker non-votes: 17,736,557.

•                  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

The tabulation of votes on this matter was as follows: shares voted for: 43,686,874; shares voted against: 18,486,245; shares abstaining: 55,070; and broker non-votes: 17,736,557.

•                  The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

The tabulation of votes on this matter was as follows: shares voted for: 74,772,665; shares voted against: 5,037,609; shares abstaining: 154,472.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2016	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance

Executive Vice President, General Counsel and Corporate Secretary